UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 3, 2025, Nixxy, Inc. (the “Company” or “Nixxy”), through its majority-owned subsidiary, Atlantic Energy Solutions, Inc., a Colorado corporation (OTC: AESO) (“AESO”), entered into an Asset Purchase Agreement (the "APA") with Wizco Group, Inc. (“Wizco”), a Delaware corporation, pursuant to which AESO agreed to acquire certain software-related assets (the “Acquisition”).

Wizco is the developer of Ava, an AI-powered interview coaching platform, along with a suite of related assets, including business relationships, customer data, proprietary software, intellectual property, and other associated resources directly linked to Ava. Pursuant to the APA, AESO has acquired substantially all of Wizco’s assets related to its Ava software, including, but not limited to, intellectual property, commercial contracts, licenses, permits, and goodwill. Additionally, AESO assumed certain specified liabilities, limited to obligations directly associated with the transferred contracts as of the effective date of the Acquisition.

As consideration for the Acquisition, AESO is obligated to issue 16,666,667 shares of its common stock, par value $0.0001 per share ("Common Stock"), to Wizco’s stockholders, subject to downside protection provisions as set forth in the APA. Additionally, AESO is required to issue 10,000,000 shares of Common Stock to each of the two founders of Wizco pursuant to an advisory services agreement (the "Advisory Fees"). The Common Stock to be issued as Advisory Fees will be subject to a structured vesting schedule, whereby 3,333,333 shares of Common Stock vest immediately upon issuance, and the remaining 6,666,667 shares of Common Stock will vest in four equal quarterly installments over the subsequent 12 months. The issuance of these shares will be conducted in reliance on exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and will be subject to transfer restrictions in accordance with applicable securities laws.

The foregoing is a summary of the material terms of the APA and does not purport to be a complete statement of the rights, obligations, or provisions contained therein. This summary is qualified in its entirety by reference to the full text of the APA, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Asset Purchase Agreement dated March 3, 2025 by and between Atlantic Energy Solutions Inc. and Wizco Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nixxy, Inc.

Dated: March 7, 2025	By:	/s/ Miles Jennings
Miles Jennings
Interim Chief Executive Officer

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